UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2007

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information with respect to the Retirement and Consulting Agreement dated as of September 30, 2007 by and between AMERIGROUP Corporation (the "Company") and Jeffrey L. McWaters (the "Retirement Agreement") contained in Item 5.02 below is hereby incorporated into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The Second Amended and Restated Employment Agreement dated as of October 2, 2000 by and between the Company and Jeffrey L. McWaters has been terminated and superseded by the Retirement Agreement, which is described in Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2007, the Company and Jeffrey L. McWaters, the Company’s Chairman of the Board of Directors and former Chief Executive Officer, entered into the Retirement Agreement, which provides the terms and conditions of Mr. McWaters’ continued employment with the Company through his retirement and his retention as a consultant thereafter by the Company. The Retirement Agreement supersedes Mr. McWaters’ Second Amended and Restated Employment Agreement with the Company dated as of October 2, 2000.

As previously announced, Mr. McWaters retired from the position of Chief Executive Officer effective August 31, 2007. Pursuant to the terms of the Retirement Agreement, Mr. McWaters will serve as Chairman of the Board through the Company’s 2008 Annual Meeting of Stockholders and as an employee through the end of the month in which the Annual Meeting occurs (the "Employment Period"). From and after the conclusion of the Employment Period through August 31, 2009, Mr. McWaters will serve as a consultant to the Company (the "Consulting Period").

During the Employment Period, the Company shall pay Mr. McWaters a base monthly salary of $37,500. Mr. McWaters shall also be eligible to receive an annual cash bonus for the 2007 performance year in the target amount of $1,268,750, payable pursuant to the terms of the Retirement Agreement and the Company’s 2007 Cash Incentive Plan. Mr. McWaters shall also be eligible to receive an equity award for the 2007 performance year with a target value of $736,875, granted pursuant to the terms of the Retirement Agreement and the Company’s 2005 Equity Incentive Plan. Additionally, during the Employment Period, Mr. McWaters shall continue to be eligible to participate in the Company’s compensation and benefits plans (including qualified retirement plans) on the same basis as other management level employees of the Company.

Pursuant to the Retirement Agreement, Mr. McWaters shall continue to be eligible to receive long term cash incentive awards in connection with the Company’s 2009 Long Term Incentive Plan and 2010 Long Term Incentive Plan, both payable in accordance with the terms of the Retirement Agreement, the applicable Long Term Incentive Plan and the Company’s 2007 Cash Incentive Plan.

Pursuant to the Retirement Agreement, effective as of September 30, 2007, (i) all unvested options to purchase shares of Company stock granted to Mr. McWaters pursuant to those certain Nonqualified Stock Option Agreements dated as of February 14, 2006 and March 13, 2007 vested and became immediately exercisable, (ii) the restrictions on transfer applicable to certain shares of restricted stock of the Company granted to Mr. McWaters pursuant to that certain Restricted Stock Agreement dated as of March 13, 2007 lapsed and (iii) the post-employment termination exercise period in the case of termination without cause, death or disability was extended to a period of twelve months from the end of the Employment Period for all unexercised options under the following agreements between the Company and Mr. McWaters: that certain Incentive Stock Option Agreement dated as of February 11, 2004, that certain Incentive Stock Option Agreement dated as of February 7, 2002 and that certain Incentive Stock Option Agreement dated as of July 10, 2000.

In the event that the Company terminates Mr. McWaters’ employment without Cause (as defined in the Retirement Agreement) or his employment terminates by reason of death or disability prior to the end of the Employment Period, the Company shall provide him with certain termination and severance benefits, including payment of his monthly salary from the date of termination through May 31, 2008, his annual cash bonus for 2007 (to the extent not yet paid) at an amount not less than target and continued eligibility to receive long term cash incentives in connection with the Company’s 2009 and 2010 Long Term Incentive Plans. Additionally, in the event of termination by reason of death, Mr. McWaters’ estate shall be entitled to the proceeds of a $1,000,000 life insurance policy maintained by the Company.

During the Consulting Period, the Company shall pay Mr. McWaters a base monthly consulting fee of $27,083. Additionally, from the date of the Retirement Agreement through the Consulting Period, the Company shall provide Mr. McWaters with administrative support, including executive-level secretarial support and office space.

During the period of Mr. McWaters’ employment and through the end of the Consulting Period, Mr. McWaters shall be subject to a covenant not to compete and a covenant not to solicit or induce Company employees to leave the Company. Additionally, during his employment and subsequent to the last day of his employment with the Company, Mr. McWaters agrees to hold in strict confidence and safeguard any and all Confidential Information (as defined in the Retirement Agreement).

In connection with the execution of the Retirement Agreement, the Company and Mr. McWaters entered into an Indemnification Agreement dated as of September 30, 2007 in the form of Exhibit B to the Retirement Agreement.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Retirement Agreement. The above description is qualified in its entirety by reference to the Retirement Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

10.1 Retirement and Consulting Agreement dated as of September 30, 2007 by and between AMERIGROUP Corporation and Jeffrey L. McWaters

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

October 3, 2007	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Retirement and Consulting Agreement dated as of September 30, 2007 by and between AMERIGROUP Corporation and Jeffrey L. McWaters